ROBERT JARKOW
CERTIFIED PUBLIC ACCOUNTANT
3111 North Andrews Avenue
Fort Lauderdale, Florida 33309
(954) 630-9070

October 29, 2002

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

         Re:     TEDA Travel Incorporated

Dear Sir/Madam:

I have read Item 4(a) included in the Form 8K dated October 23, 2002 of Teda Travel Incorporated filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ROBERT JARKOW, CPA

By:   /s/  Robert Jarkow

        Robert Jarkow